As filed with the Securities and Exchange Commission on December 6 , 2011
Registration No. 333-176939

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CASSIDY VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	None
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

#358 - 315  Place  d’Youville
Montreal, Quebec
Canada H2Y 0A4
Tel:  (514) 221 3017
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Val-U-Corp Services, Inc.
1802 North Carson Street, Suite 108
(800) 555-9141
 (Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
4216 NE 70th Street
Seattle, Washington 98115
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum		Proposed Maximum
of Securities	Amount to Be		Offering Price		Aggregate	Amount of
to be Registered	Registered (1)		per Share		Offering Price	Registration Fee
Common Stock, $0.001 per share	1,750,000	(2)	$0.10	(3)	$175,000	$20.31

TOTAL	1,750,000		$-		$175,000	20.31

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

 PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED DECEMBER 6 , 2011

CASSIDY VENTURES INC.

1,750,000 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling security holders of Cassidy Ventures Inc. of up to 1,750,000 shares of common stock held by selling security holders of Cassidy Ventures Inc. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling security holders will be offering our shares of common stock at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2011.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Until _____, 2011 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Cassidy Ventures” refer to Cassidy Ventures Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Cassidy Ventures Inc. was incorporated on September 14, 2009, under the laws of the State of Nevada, for the purpose of conducting mineral exploration activities.  We are an exploration stage company that has not realized any revenues to date, and our accumulated net loss as of  September 30, 2011  is $ 46,660 .

We anticipate that our current cash of $ 34,313 will be sufficient to operate our company for a period of one year from the date of this prospectus and complete the first and second phases of our planned exploration program on the Mobert mining claim. None of our officers and directors, or our consulting geologist, has ever visited the Mobert property. In Phase 1, we will make localized soil surveys, trenching and sampling over known and indicated mineralized zones.  In Phase 2, we will make VLF-EM and magnetometer surveys.  The third phase of our planned exploration program entails diamond drill testing, subject to the results of phases 1 and 2. We will require additional funding to proceed with phase 3 work on the claim; we have no current plans on how to raise the additional funding.

We are an exploration stage company formed for the purposes of acquiring, exploring, and if warranted and feasible, developing natural resource property.  We raised an aggregate of $47,500 through private placements of our securities. Proceeds from these placements were used to acquire a mineral property and for working capital.

The Mobert property, comprised of 1 mining claim totaling 12 units and covering 190 hectares, 1.6 km long by roughly 1.2 km wide in a rectangular shape, is located in the south central part of the Black River Area Township within the Thunder Bay Mining Division of Northwestern Ontario, Canada and was recorded with the Ministry of Northern Development, Mines and Forestry, in the Province of Ontario, Canada on September 23, 2010.  We had a qualified consulting geologist prepare a geological evaluation report on the claim.  We intend to conduct exploratory activities on the claim and if feasible, develop the claim.

Each of Edward Hayes and Linda Lamb, our two officers and directors, did not agree to serve as an officer or director of the Company at least in part due to a plan, agreement or understanding that he and she, respectively, would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity, and each of Mr. Hayes and Ms. Lamb also confirms that he and she, respectively, has no such present intention.

The Company’s principal offices are located at #358 - 315  Place d’Youville, Montreal, Quebec, Canada H2Y 0A4, and our telephone number is (514) 221-3017.

THE OFFERING

Securities offered:	The selling stockholders are offering hereby up to 1,750,000 shares of common stock.

Offering price:
The selling stockholders will offer and sell their shares of common stock at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, if our shares of common stock are ever quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	6,750,000

Shares outstanding after offering:	6,750,000

Market for the common shares:
There is no public market for our shares. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from September 14, 2009 (Inception) to June 30, 2011, and our unaudited financial statements for the three months ended September 30, 2011.    Our working capital as at September 30, 2011 was $ 30,952 .

June 30, 2011 ($)
Financial Summary (Audited)
Cash and Deposits	39,379
Total Assets	45,267
Total Liabilities	5,075
Total Stockholder’s Equity	40,192

Accumulated From September 14, 2009
(Inception) to June 30, 2011 ($)

Statement of Operations
Total Expenses	38,808
Net Loss for the Period	38,808
Net Loss per Share	-

September 30, 2011 ($)

Financial Summary (Unaudited)
Cash and Deposits	34,313
Total Assets	40,201
Total Liabilities	3,361
Total Stockholder’s Equity	36,840

Accumulated From September 14, 2009
(Inception) to September 30, 2011 ($)

Statement of Operations
Total Expenses	46,660
Net Loss for the Period	46,660
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements for the year ended June 30, 2011 were prepared assuming that we will continue our operations as a going concern. We were incorporated on September 14, 2009 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

WE MAY REQUIRE ADDITIONAL FUNDS WHICH WE PLAN TO RAISE THROUGH THE SALE OF OUR COMMON STOCK, WHICH REQUIRES FAVORABLE MARKET CONDITIONS AND INTEREST IN OUR ACTIVITIES BY INVESTORS. IF WE ARE NOT BE ABLE TO SELL OUR COMMON STOCK, FUNDING WILL NOT BE AVAILABLE FOR CONTINUED OPERATIONS, AND OUR BUSINESS WILL FAIL.

We anticipate that our current cash of $ 34,313 will be sufficient to complete the first phase of our planned exploration program on the Mobert mining claim. Subsequent exploration activities will require additional funding. Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for exploration companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, our business will fail.

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL MINERAL EXPLORATION ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on September 14, 2009 and to date, have been involved primarily in organizational activities, obtaining financing and acquiring an interest in the claims. Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

DUE TO THE SPECULATIVE NATURE OF MINERAL PROPERTY EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY VIABLE MINERAL DEPOSITS WILL BE FOUND ON OUR MOBERT PROPERTY OR OTHER MINERAL PROPERTIES THAT WE ACQUIRE.

In order for us to even commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable mineral body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any of our present or future mineral properties. There is a substantial risk that the exploration program that we will conduct on the Claim may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit. There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock.

WE HAVE NOT INDEPENDENTLY VERIFIED THE MINERAL RESERVES ON THE MOBERT PROPERTY, NOR HAVE WE PERSONALLY VISITED THE PROPERTY, AND WE HAVE RELIED SOLELY ON THE REPRESENTATIONS AND ADVICE OF OUR EXPERT ADVISORS.

No members of management of the Company have personally visited the Mobert property.  We have relied on the expert advice of the Fladgate Exploration Consulting, whose qualified geologist in Canada advising us has not conducted a site visit to the Mobert property.  Because we have not independently verified that there are mineral reserves, there may be no commercially viable mineral reserves located on the Mobert property.  Assuming there are mineralized materials or mineral reserves that can be proved or proven at some time in the future, there can be no assurance that the Mobert property does not contain physical or geological defects that could pose obstacles to our exploration plans that a site visit would have revealed.

DUE TO THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

OUR ACTIVITIES ARE SUBJECT TO GOVERNMENTAL REGULATIONS WHICH MAY SUBJECT US TO PENALTIES FOR FAILURE TO COMPLY, MAY LIMIT OUR ABILITY TO CONDUCT EXPLORATION ACTIVITIES AND COULD CAUSE US TO DELAY OR ABANDON OUR PROJECT.

Various regulatory requirements affect the current and future activities of the Company, including exploration activities on our lode claim. Exploration activities require permits from various federal, provincial and local governmental authorities and are subject to laws and regulations governing, among other things, prospecting, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety, and others which currently or in the future may have a substantial adverse impact on the Company. Exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that the Company obtain permits from various governmental agencies.

Licensing and permitting requirements are subject to changes in laws and regulations and in various operating circumstances. There can be no assurance that the Company will be able to obtain or maintain all necessary licenses and/or permits it may require for its activities or that such permits will be will be obtainable on reasonable terms or on a timely basis or that such laws and regulations will not have an adverse effect on any project which we might undertake.  If the Company is unable to obtain the necessary licenses or permits for our exploration activities, we might have to change or abandon our planned exploration for such non-permitted properties and/or to seek other joint venture arrangements. In such event, the Company might be forced to sell or abandon its property interests.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing exploration activities to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining activities may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Any change in or amendments to current laws, regulations and permits governing activities of mineral exploration companies, or more stringent implementation thereof, could require increases in exploration expenditures, or require delays in exploration or abandonment of new mineral properties. The cost of compliance with changes in governmental regulations has a potential to increase the Company’s expenses.

BECAUSE THE COMPANY IS SUBJECT TO COMPLIANCE WITH ENVIRONMENTAL REGULATION, THE COST OF OUR EXPLORATION PROGRAM MAY INCREASE.

Our operations may be subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain exploration and mining industry operations, such as seepage from tailings disposal areas, which would result in environmental pollution.  A breach of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments.  Environmental legislation is evolving in a manner which means stricter standards, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

THE MARKET PRICE FOR PRECIOUS METALS IS BASED ON NUMEROUS FACTORS OUTSIDE OF OUR CONTROL. THERE IS A RISK THAT THE MARKET PRICE FOR PRECIOUS METALS WILL SIGNIFICANTLY DECREASE, WHICH WILL MAKE IT DIFFICULT FOR US TO FUND FURTHER MINERAL EXPLORATION ACTIVITIES, AND WOULD DECREASE THE PROBABILITY THAT ANY SIGNIFICANT MINERALIZATION THAT WE LOCATE CAN BE ECONOMICALLY EXTRACTED.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

OUR OFFICERS AND DIRECTORS MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE.  SINCE THE MAJORITY OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR PRESIDENT, CHIEF EXECUTIVE OFFICER, TREASURER AND DIRECTORS, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY.

Our directors beneficially own 74% of our outstanding common stock. The interests of our directors may not be, at all times, the same as that of our other shareholders. Our directors are not simply passive investors but are also executive officers of the Company, their interests as executives may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers or as members of the Company’s Board of Directors. Also, our directors will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

SINCE OUR OFFICERS AND DIRECTORS HAVE THE ABILITY TO BE EMPLOYED BY OR CONSULT FOR OTHER COMPANIES, THEIR OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that each of our officers and directors will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our directors.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering up to 1,750,000 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent 25.9% of the common shares outstanding as of the date of this prospectus.

RISKS RELATING TO OUR COMMON STOCK

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of  December 6 , 2011, the Company had 6,750,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 68,250,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Upon effectiveness of this Prospectus, the Company intends to become a “reporting issuer” under Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended, by way of filing a Form 8-A with the Securities and Exchange Commission (“SEC”).  A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, under which this Prospectus became effective.  Upon filing of the Form 8-A, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering.  However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont.  The Company intends, at its own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States.  Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF CASSIDY VENTURES.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Cassidy Ventures from doing so if it cannot obtain the approval of our board of directors.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF THE OFFERING PRICE

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of December 6 , 2011, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,750,000 shares of our common stock issued and outstanding as of December 6 , 2011. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock

		Total Number of
		Shares to be Offered for	Total Shares	Percentage of
	Shares Owned	the Security	Owned After the	Shares owned After
Name of	Before	Holder’s	Offering is	the Offering is
Selling Shareholder (1)	the Offering	Account	Complete	Complete
Ian Cotterill	50,000	50,000	0	0
Peter Bull	50,000	50,000	0	0
John Kerr	50,000	50,000	0	0
Sam Bold	50,000	50,000	0	0
Susan Myra	50,000	50,000	0	0
Bev Young	50,000	50,000	0	0
Dick Reed	50,000	50,000	0	0
Tom Lamb (2)	50,000	50,000	0	0
David River	50,000	50,000	0	0
Chad Nichol	50,000	50,000	0	0
Dawn Kuller	50,000	50,000	0	0
Andrew Hick	50,000	50,000	0	0
Tyler Costa	50,000	50,000	0	0
Jerry Horton	50,000	50,000	0	0
Nancy Crozier	50,000	50,000	0	0
Ron Harris	50,000	50,000	0	0
Chris Dunn	50,000	50,000	0	0
Jim Elliott	50,000	50,000	0	0
Peter Gray	50,000	50,000	0	0
John Date	50,000	50,000	0	0
Doug Scott	50,000	50,000	0	0
Norm Elliott	50,000	50,000	0	0
Sandy Duncan	50,000	50,000	0	0
Harvey Fox	50,000	50,000	0	0
Ray Zennell	50,000	50,000	0	0
David Hensen	40,000	40,000	0	0
Mark Tanner	40,000	40,000	0	0
Ben Jones	40,000	40,000	0	0
Eric Lee	40,000	40,000	0	0
Kevin Kloster	40,000	40,000	0	0
Tim Watts	40,000	40,000	0	0
Ed Thomas	40,000	40,000	0	0
Nadine Bernard	40,000	40,000	0	0
Terry Brown	40,000	40,000	0	0
Ken Short	40,000	40,000	0	0
Gordon Harris	50,000	50,000	0	0
George Black	50,000	50,000	0	0
Total	1,750,000	1,750,000	0	0
________
(1)   Except with respect to Tom Lamb, referenced in footnote 2 immediately below, no  selling security holder is an immediate family member of one of our executive officers and/or directors or otherwise has a material relationship with the Company or its affiliates.
(2)  Tom Lamb is a brother of Linda Lamb, our Secretary, Treasurer and a director.  Linda Lamb disclaims any beneficial ownership in the shares of common stock held by Tom Lamb.

None of the selling shareholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the Securities Exchange Act, as amended, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

PLAN OF DISTRIBUTION

As of the date of this prospectus, there is no market for our securities. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for quotation on the OTC Bulletin Board. Until our common stock becomes eligible for quotation on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $0.10 per common share. After our common stock becomes eligible for quotation on the OTC Bulletin Board, the selling security holders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for quotation on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for quotation on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

* ordinary brokerage transactions and transactions in which the broker solicits purchasers;
* privately negotiated transactions;
* market sales (both long and short to the extent permitted under the federal securities laws);
* at the market to or through market makers or into an existing market for the shares;
* through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
* a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for quotation on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.10.  After our common stock becomes eligible for quotation on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for quotation on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for quotation on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution  participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

CANADIAN SECURITIES LAW

Selling shareholders who are residents of a province of Canada must comply with applicable provincial securities laws to resell their securities. To the extent required by such provincial securities laws, selling shareholders will have to rely on available prospectus and registration exemptions to resell their securities. To the extent such an exemption is not available such residents may be subject to an indefinite hold period with respect to their securities of the Company. All Canadian shareholders should consult independent legal counsel with respect to ascertaining any available prospectus exemptions for reselling their securities of the Company.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On September 14, 2009, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business of acquisition, exploration and development of natural resource properties.

Daniel Kramer served as the Company’s sole director for one day, September 14, 2009, which is the same date of our incorporation.  Mr. Kramer is an employee of Val-U-Corp Services, Inc. (“Val-U-Corp”), which is a company which provides incorporation services in the state of Nevada, our state of incorporation.  Linda Lamb, our current Secretary, Treasurer and a director, retained the services of Val-U-Corp for the purpose of incorporating our company.  Nevada law requires that at least one director be named in a corporation’s Articles of Incorporation, upon filing with the Nevada Secretary of State.  Mr. Kramer named himself a director in our Articles of Incorporation, solely for the purpose of meeting the statutory requirements in Nevada to file Articles of Incorporation, as part of Val-U-Corp’s incorporation’s services.  On September 14, 2009, the date our Articles of Incorporation were filed, Mr. Kramer appointed Linda Lamb as a director and Mr. Kramer resigned as a director.

Edward Hayes has served as our President, from July 30, 2010, until the current date.  Linda Lamb has served as our Secretary and Treasurer since September 14, 2009, until the current date and was President from September 14, 2009 through July 30, 2010.  Our board of directors is comprised of two people:  Edward Hayes and Linda Lamb.

We are authorized to issue 75,000,000 shares of common stock, par value $.001 per share. On October 16, 2009, we issued 2,500,000 shares of common stock to each of our two directors, for an aggregate issuance of 5,000,000 shares.  We offered and sold these 5,000,000 shares at a purchase price of $0.001 per share, for aggregate offering proceeds of $5,000. While Mr. Hayes purchased 2,500,000 shares of common stock on October 16, 2009, Mr. Hayes did not become and officer or director of the Company until July 30, 2010.

IN GENERAL

Cassidy Ventures, Inc. (the “Company”) was incorporated in the State of Nevada on September 14, 2009, and has acquired mineral properties located in the Thunder Bay mining district, Province of Ontario, Canada but has not yet determined whether these properties contain reserves that are economically recoverable. We are currently conducting mineral exploration activities on the Mobert Property in order to assess whether it contains any commercially exploitable mineral reserves.  Currently there are no known mineral reserves on the Mobert Property.

We have not earned any revenues to date.  Our independent auditor has issued an audit opinion which includes a statement raising substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report prepared by Caitlin L Jeffs, P.Geo., of Fladgate Exploration Consulting, dated June 2011.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, zinc and other minerals. We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits. If our claim does not contain any reserves all funds that we spend on exploration will be lost.

ACQUISITION OF THE MOBERT PROPERTY

On June 17, 2011, we purchased a 100% undivided interest in a mineral claim known as the Mobert property for a price of $5,888. The claim is in good standing until September 23, 2012.  The claim is registered in the name of Kelvin Michael Ladoucour, who is a prospector retained by the Company to stake the Company’s claim.  Mr. Ladoucour holds the claim in trust for the Company.

We engaged  Fladgate Exploration Consulting (“Fladgate”), to prepare a geological evaluation report on the Mobert Property.  Caitlin L Jeffs, P.Geo., is the professional geologist at Fladgate who conduct the evaluation.   Ms. Jeffs received her HBSc in Geology degree from the University of British Columbia in 2002.

The work completed by Ms. Jeffs in preparing the geological report consisted of a review of geological data from previous exploration within the region. The acquisition of this data involved the research and investigation of historical files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Mobert Property entitled “Mobert Property Review Report” prepared by Ms. Jeffs in April 2011.  The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration.  The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.  The description of the Mobert Property provided below is based on Ms. Jeffs’s report.

DESCRIPTION OF PROPERTY

The Mobert property is comprised of 1 mining claim totaling 12 units.  The property covers a 1.2 km long portion of the Schreiber-Hemlo greenstone belt.

The primary commodity being explored for on the Mobert property is zinc and gold. Exploration in the past consisted of geological mapping, prospecting, airborne and ground magnetic and electromagnetic surveys and some soil sampling.

The Mobert property is located in the south central part of the Black River Area Township within the Thunder Bay Mining Division of Northwestern Ontario, Canada (Figure 1). The nearest towns are Manitouwadge 26 km to the north, Marathon 45 km to the southwest and White River 42 km to the southeast. The Hemlo Gold Camp is 23 km to the south-southwest along the TransCanada Highway.

The property is on NTS Sheet 42C13.  The centre of the property has approximate geographic coordinates of 48°53’24.30”N, 85°50’44.44”W (UTM NAD83 Zone 16N 584614mE, 5415879mN). The Mobert property is comprised of 1 mining claim totaling 12 units and covering 190 hectares, 1.6km long by roughly 1.2km wide in a rectangular shape

The property is situated in Northwestern Ontario at the west end of the Dotted Lake Property. Access to the property is a logging road that branches east from Highway 614 and passes north-easterly through the middle of the property (Figure 1).

The nearest towns are Manitouwadge 26 km to the north, Marathon 45 km to the southwest and White River 42 km to the southeast.  The Hemlo Gold Camp is 23 km to the south-southwest along the TransCanada Highway.  A pool of skilled labour for mining and exploration is present in the communities of Manitouwadge, Marathon and White River.  All three communities have housing and facilities for educational, commercial and leisure activities.  The city of Thunder Bay, 400 km to the west, is the nearest large regional population centre with many services and amenities for industrial, educational and leisure activities.  The airport at Thunder Bay has daily schedules flights to Toronto, Ottawa, Calgary and Winnipeg.  The nearest railroad is the Canadian Pacific Railroad 20 km to the south along the TransCanada Highway.  A Hydro One high voltage power transmission line passes 18 km south of the property.

The claim was staked on September 18, 2010 and recorded with the Ministry of Northern Development, Mines and Forestry, in the Province of Ontario, Canada, on September 23, 2010 under mining claim number 4256860.

580,000 mE
582,000 mE
584,000 mE
586,000 mE
588,000 mE
5,418,000 mN
5,416,000 mN
5,414,000 mN
5,412,000 mN
N
Highway 614
Wetland
Property Boundary
Adjacent Properties
Logging Road
Trail
50 Foot Contours
Water Course
0
1
2
kilometres

FIGURE 1: MOBERT PROPERTY CLAIMS
PHYSIOGRAPHY, CLIMATE, VEGETATION & WATER

The climate is characterised by long cold winters and hot summers. Average daily temperatures in summer range from 10° to 24°C and from 0° to -22°C in the winter months.  In general, soil sampling, geological mapping and trenching programs are limited to the summer months.  Snow cover and freezing conditions prevail from mid-November until late April and make transportation through the property easier for large equipment during the months when swampy wet ground is frozen and easier to move across.

The property is covered by lakes, swamps and low wooded hills. Elevations on the property vary from 380 to 450 m above sea level.  A steep slope that is difficult to move down or up crosses the centre of the property in a north-easterly direction. The slope is shown in the topography on Figure 1.  Vegetation is typical for a mixed boreal forest and the dominant tree species are spruce, balsam, jackpine, birch and poplar.

Hudson Bay
Fort Severn
Peawanuck
MANITOBA
Severn
R
River
James Bay
Baie James
Big Trout Lake
Sandy Lake
Winisk
Attawapiskat
Lansdowne House
Moosonee
Pikangikum
Albany
River
Moose R
MANITOBA
ONTARIO
QUEBEC / QUÉBEC
N
Red Lake
Armstrong
Sioux Lookout
L Nipigon
Kapuskasing
Cochrane
Kenora
Dryden
Geraldton
Iroquois Falls
Timmins
Kirkland Lake
Marathon
Fort Frances
Thunder Bay
New Liskeard
Wawa
Chapleau
Ottawa R
USA / É-U d'A
L Superior
Greater/Grand Sudbury
North Bay
Hawkesbury
Sault Ste Marie
Elliot Lake
Pembroke
Cornwall
Espanola
Ottawa
Brockville
Little Current
Huntsville
Bancroft
St Laurent R
Fl Saint-Laurent
LEGEND
National capital
Provincial capital
Other populated places
Trans-Canada Highway
Major road
International boundary
Provincial boundary
L Michigan
Parry Sound
Kingston
Owen Sound
Orillia
Belleville
Peterborough
Port Elgin
Barrie
Oshawa
L Huron
Toronto
L Ontario
Goderich
Kitchener
St Catharines
Hamilton
Welland
London
USA
UNITED STATES OF AMERICA
Sarnia
St Thomas
Chatham-Kent
Windsor
L Erie
Scale
100 0 100 200 300
km km
CANADA
Manitouwadge
Highway 614
Mobert Property
Marathon
Highway 17
Lake Superior
0 25 50
Kilometres

Cassidy Ventures Inc.

Fladgate Exploration Consulting

Mobert Property

Author: C. Jeffs

24/03/2011

Property Location and Access

FIGURE 2: REGIONAL LOCATION

PROPERTY HISTORY

Past documented exploration is summarized in Table 1.  A high-grade zinc mineralization was first discovered in the area on Dotted Lake by trapper/prospector A. Fairservice in 1957. This discovery (the Fairservice zinc showing) occurred on the neighbouring Dotted Lake Property and being exploration in the area.  In the 1960’s several geophysical surveys were completed on the Mobert Property and geologic mapping was completed by the OGS over the entire Black River area. In 1983, a combined VLF and magnetometer survey was done on the property. Most recently geological mapping and whole rock geochemical sampling was completely in 1993.

Recent exploration on the adjacent Dotted Lake property has discovered a previously unknown gold occurrence. In 2008 and 2009 soil sampling and prospecting was carried out on the Dotted Lake Property, which returned positive results for gold on the Dotted Lake property. The following year, a trenching and prospecting program was completed by Fladgate Exploration for Rouge Resources. Four trenches were cut following up on soil anomalies returned in the 2008 and 2009 programs and prospecting.

Table 1: Past Exploration at Mobert Property

Year	Operator	Work	Principal Reference
1957	A. Fairservice	Discovery of nearby Fairservice showing, sampling and trenching	MNDMF Mineral Deposits Inventory (MDI)
1965	Carravelle Mines Ltd.	Combined VLF and magnetometer surveys	Domsalski, W., 1965
1965	Selco Exploration Ltd.	Airborne geophysical survey	Lazenby, P.G., 1965
1968	Ontario Department of Mines	Geological mapping of Black River area	Milne, V.G., 1968
1983	Adnaron Minerals Ltd.	Combined VLF and magnetometer surveys	Ferderber, H., 1983
1993	Noranda Minerals Inc.	Geologic mapping, whole rock geochemical sampling	Charlton, G., 1993

REGIONAL GEOLOGY

Information on the regional and area geology is mainly from government sources, maps and reports (Milne 1968, Sirgusa 1986).  The property is situated in the Wawa sub-province of the Superior province of the Canadian Shield (Figure 3).  All rocks are of Archaean age, with the exception of Proterozoic diabase dykes. The claim covers a portion of the north eastern part of the Schreiber-Hemlo Greenstone Belt.  The eastern segment is subdivided into the 2.77 billion year old Hemlo-Black River assemblage to the northeast and the 2.7 billion year old Heron Bay Assemblage to the southwest.  The assemblages are separated by the Lake Superior-Hemlo fault zone.  The primary rock type of the Hemlo-Greenstone Black River assemblage is mafic volcanics.  Felsic and intermediate volcanic rocks and clastics overlie the mafic volcanics.  The belt is intruded by numerous felsic granitoids.  Several stages of regional folding occurred in the belt, the latest stage is the most pervasive and occurred contemporaneous to, or predated, the intrusion of the granitoid bodies.

LOCAL GEOLOGY

Local geological data is taken from government reports (Milne 1968, McKay 1994) and from exploration work by Clear Mines Ltd. (Symonds, 1983) and also from drill holes completed by Noranda in 1991 (Degagne 1991) and are supplemented by Andre M. Pauwels NI 43-101 technical report (Pauwels, 2005).  The Mobert property claim covers both the northern felsic units and the Dotted Lake Arm portion of the Schreiber-Hemlo Greenstone Belt (Figure 4).

The predominant rock type in the area is foliated, fine grained, dark green, amphibole rich metavolcanic rock.  Medium and coarse grained amphibolites are less common and occasional remnant pillow textures have been observed indicating a submarine depositional environment. Small sills and dykes of granitoid rocks are common in the volcanic rocks.  A few thin (1 cm to 30 cm) layers of intermediate to felsic volcanic tuffs were observed in the area just north of Dotted Lake in the general vicinity of the Fairservice showing (Pauwels, 2005).  A small patch of intermediate volcanics is indicated on Milne’s map (Milne 1968) in the same area and short sections of felsic volcanic rocks were intersected in the Noranda drill holes (Degagne 1991).  Magnetite, pyrrhotite-rich and garnetiferous amphibolitic iron formation is reported from drill holes 2 and 3 drilled by Noranda and contains massive sphalerite at the Fairservice showing.  These horizons, although volumetrically a small proportion of the rocks in the area, appear to be continuous along strike within the metavolcanic rocks according to geophysical surveys.  Foliation of the metavolcanic rock is persistently east-northeasterly trending within an isoclinal syncline within the metavolcanics of the Dotted Lake Arm.  This syncline appears to plunge to the west-southwest.  The metamorphism within the belt is amphibolite grade.

To the east mafic and ultramafic intrusive complex of gabbro, peridotite and serpentinized peridotite intruded along the southern flank of the mafic volcanics. Ground magnetic surveys in the area indicate that this complex extends 800m further to the west than indicated on OGS Map 3086  (Siragusa 1986).  This area is covered by overburden. Granitoid rocks of the Dotted Lake Batholith outcrop to the south. The granatoids are pink to light pink in colour, foliated and medium grained, and appear to intrude both the metavolcanics and mafic/ultramafic rocks.

LOCAL ALTERATION AND MINERALIZATION

Pervasive alteration has not been found over large spans in the area.  Small segments of bleached and epidotized amphibolite are described in the Noranda drill holes at the contact of iron formations intersected and in descriptions of the Fairservice showing.

Mineralization to the east of the Mobert Property was first discovered at the Fairservice zinc showing.  The showing was described in detail by M. Smyk (McKay 1994).  According to Smyk, the showing is hosted within a narrow band (up to 80 cm wide) of iron formation within mafic volcanic rock.  It is described as follows:
“The mineralized zone occurs in the mafic volcanics and is oriented parallel to both the host rock foliation and the elongation direction of the pillows. The host metavolcanics become noticeably altered within 1 m of the mineralized zone.”

The mineralization is further described to be exposed over a maximum 20 m length and to contain sphalerite, magnetite, amphibole and disseminated garnet.  The southern contact of the mineralization is a 1 m to 2 m thin felsic dyke, in part with the appearance of fissile sericite schist.  The mineralization was interpreted by McKay to be hosted by iron formation which can be seen in intermittent outcrops over 200 m to the east of the showing.  Grab samples from this iron formation reported by Smyk showed low anomalous zinc values.

Several rock samples at the OGS in Thunder Bay show a 2 cm band of massive, coarsely crystalline, dark brown sphalerite (35%) adjacent to well aligned coarse grains of magnetite (25%) intermixed with coarse crystals of sphalerite and a matrix of dark green amphibole and chlorite (40%) and a small amount of disseminated phyrrotite and chalcopyrite.  A grab sample reported by Smyk (in McKay 1994) contained 9.44% Zn, 0.012% Cu, and 0.006 oz per ton gold.

One other zinc occurrence hosted in iron formation is reported from the Dotted Lake Arm.  This occurrence, called the Brinklow zinc showing, is located approximately 6 km to the southwest of the Fairservice showing. The Brinklow showing was drilled by Noranda in 1994 with no significant results (Lockwood 1994).
The occurrence of massive sulphide bands hosted in an exhalative sedimentary unit within sea floor volcanic rocks with a component of intermediate to felsic volcanic rock classifies the mineralization as a metamorphosed volcanogenic massive sulphide (VMS) type of occurrence.

Figure 3 Geological Subprovinces of the Canadian Shield

580,000 mE
582,000 mE
584,000 mE
586,000 mE
588,000 mE
5,418,000 mN
5,416,000 mN
5,414,000 mN
5,412,000 mN
N
Highway 614
0
1
2
kilometres
Mafic Volcanics/Metavolcanics
1 - Hemlo Assemblage
Felsic Intrusive
7a - Late Silicic Plutonic
7b - Early Silicic Plutonic
Mafic to Ultramafic Intrusives
Property Boundary
Fault
Logging road
Trail
Showing
DDH
Geology modified from V. G. Milne 1965
Nad 83, Zone 16. Map Sheet 2146

Figure 4: Property Geology

PRESENT PROPERTY CONDITION AND PERMITTING REQUIREMENTS

The Mobert Property has no plant and equipment, infrastructure or other facilities, and there is currently no exploration of the Mobert Property.  We have incurred $38,808 in operating costs, and an additional $5,888  in property acquisition, as at June 30, 2011  We expect to incur $94,000 of exploration costs to complete Phases 1, 2 and 3 of our Plan of Operation, with Phase 3 being Positive areas of the Mobert Property being diamond drill tested.  There is no source of power or water on the Mobert Property that can be utilized.

Not less than $4,800 must be expended on the Mobert Property prior to September 23, 2012 to keep the claim in good standing for an additional year.  No other permits are required for us to perform the exploration activities on the Mobert Property.

CONDITIONS TO RETAIN TITLE TO THE CLAIM

Provincial and Federal regulations require a yearly maintenance fee to keep the claim in good standing. In accordance with Federal regulations, the Mobert property is in good standing to September 23, 2012.  Not less than $4,800 must be expended on the Mobert property prior to September 23, 2012 to keep the claim in good standing for an additional year.

COMPETITIVE CONDITIONS

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are a very early stage mineral exploration company and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

GOVERNMENT APPROVALS AND RECOMMENDATIONS

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in Ontario specifically.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We currently have no costs to comply with environmental laws concerning our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

EMPLOYEES

We currently have no employees other than our directors. We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

OUR EXECUTIVE OFFICES

Our executive offices are located at #358 - 315  Place d’Youville, Montreal, Quebec, Canada H2Y 0A4.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s mineral claim is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and
(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for quotation securities on the OTC Bulletin Board our securities will be quoted on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of December 6 , 2011, the Company had 6,750,000 shares of our common stock issued and outstanding held by 39 holders of record.

The selling stockholders are offering hereby up to 1,750,000 shares of common stock at a price of $0.10 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled “ BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.” on page 11.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our plan of operation for the twelve months following the date of this prospectus is to complete the first and second phases of the three phased exploration program on our claim.  In addition to the $19,000 we anticipate spending for the first two phases of the exploration program as outlined below, we anticipate spending an additional $16,000 on general and administration expenses including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general administrative costs.  Total expenditures over the next 12 months are therefore expected to be approximately $35,000.  If we experience a shortage of funds prior to funding we may utilize funds from our directors, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Phase 1: Localized soil surveys, trenching and sampling over known and indicated mineralized zones.
Phase 2: VLF-EM and magnetometer surveys.
Phase 3: Positive areas will need to be diamond drill tested. The amount of drilling will depend on the success of phase 1 and 2.

BUDGET

$
Phase 1	7,000
Phase 2	12,000
Phase 3	75,000
Total	94,000

We plan to commence Phase 1 of the exploration program on the claim in spring 2012.  We expect this phase to take two weeks to complete and an additional one to two months for the geologist to prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional geologist's report and the actual project costs may exceed our estimates.  To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program.  Subject to the results of phase 1, we anticipate commencing with phase 2 in summer 2012.  We will require additional funding to proceed with phase 3 work on the claim; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with any work after the first two phases of the exploration program.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our Chief Financial Officer prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 pay for our accounting and audit requirements.

SEC FILING PLAN

We will be required to file annual and periodic reports subsequent to the effectiveness of this Form S-1.  This means that we will file documents with the United States Securities and Exchange Commission.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 2011 AND 2010, AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011

We have had no operating revenues since our inception on September 14, 2009, through  September 30, 2011. Our activities have been financed from the proceeds of share subscriptions. From our inception to June 30, 2011 we have raised a total of $47,500 from private offerings of our common stock.  All such private offerings were made in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.   The Company made all offers and sales offshore of the US, to non-US persons, with no directed selling efforts in the US, and offering restrictions were implemented.

For the period from September 14, 2009 (inception) to June 30, 2011, we incurred expenses of $38,808, consisting of general and administrative expenses and management fees and rent.  For the year ended June 30, 2011 and the period from June 14, 2009 (inception) to June 30, 2010 we incurred expenses of $25,288 and $13,520, respectively.  This increase was the result of professional fees, management fees and rent.

For the three months ended September 30, 2011, we incurred expenses of $7,852, consisting of general and administrative expenses and management fees and rent.  For the three months ended September 30, 2010, we incurred expenses of 4,926.  This increase was primarily the result of professional fees.  For the period from June 14, 2009 (inception) to September 30, 2011 we incurred expenses of $46,660.

LIQUIDITY AND CAPITAL RESOURCES

At  September 30, 2011, we had a cash balance of $ 34,313 .  We believe that we have enough cash on hand to complete Phases 1 and 2 of our exploration program. If the results of the Phases 1 and 2 are particularly encouraging, we may wish to raise additional funds for a more in depth Phase 3. Additional funds will need to be raised to support work that may be undertaken subsequent to Phase 3.

If additional funds become required, the additional funding will likely come from equity financing from the sale of our common stock or sale of part of our interest in our mineral claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities. In the absence of such financing, our business will fail.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Claims and our business will fail.

At June 30, 2011, we had a cash balance of $39,379.   For the year ended June 30, 2011, $2,233 in cash was used in operating activities.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of June 30, 2011, the Company had accumulated losses of $38,808. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting and are presented in United States Dollars.

Basic Earnings (loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share.  ASC 260 specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding.  Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Mineral Property Costs

The Company has been in the exploration stage since its formation on September 14, 2009 and has not yet realized any revenues from its planned operations. All exploration expenditures are expensed as incurred.  Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360, Property, Plant and Equipment.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results  from  the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities enominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss).

Fair Value of Financial Instruments

The carrying amount of cash and current liabilities approximates fair value due to the short maturity of these instruments. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study of the Company’s commitments to plan of action based on the then known facts.

Stock Based Compensation

The Company records stock-based compensation using the fair value method of valuing stock options and other equity-based compensation issued. The Company has not granted any stock options since its inception. Accordingly, no stock-based compensation has been recorded.

Start-Up expenses

As a start-up company, the costs associated with start-up activities are expensed as incurred. Accordingly, start-up costs associated with the Company’s formation have been included in the Company’s general and administrative expenses for the period from September 14, 2009 (inception) through June 30, 2011.

Recent Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09 which is included in the Codification under
ASC 855, Subsequent Events (“ASC 855”).  This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and became effective for interim and annual reporting periods beginning January 1, 2010.  The adoption of this guidance did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, Fair Value Measurements and Disclosures (“ASC 820”).  This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements.  The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and became effective for interim and annual reporting periods beginning January 1, 2010.  The adoption of this guidance did not have a material impact on the Company’s financial statements.

FASB Accounting Standards Codification — Effective for interim and annual periods ending after September 15, 2009, the FASB has defined a new hierarchy for U.S. GAAP and established the FASB Accounting Standards Codification (ASC) as the sole source for authoritative guidance to be applied by nongovernmental entities. The adoption of the ASC changes the manner in which U.S. GAAP guidance is referenced, but it does not have any impact on our financial position or results of operations

In August 2009, the FASB issued ASU No. 2009-05, “Measuring Liabilities at Fair Value,” or ASU 2009-05, which amends ASC 820 to provide clarification of a circumstances in which a quoted price in an active market for an identical liability is not available. A reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities (or similar liabilities when traded as assets) and/or 2) a valuation technique that is consistent with the principles of ASC 820. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption of this ASU did not have an impact on the Company’s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

Name	Age	Positions and Offices

Mr. Edward Hayes (1)	62	President, Chief Executive Officer, Treasurer and Director

Ms. Linda Lamb (1)	60	Secretary, Treasurer & Director

(1) c/o Cassidy Ventures Inc., #358 - 315  Place d’Youville, Montreal, Quebec, Canada H2Y 0A4.

The directors named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

EDWARD HAYES, AGE 62

Mr. Hayes has served as our President and a Director since July 30, 2010.  Since 1971, Mr. Hayes has been self-employed as a prospector.  Additionally, from 1989 until 1997, Mr. Hayes was a consulting partner at CME Consulting Inc., a company which provides mining project management and mineral exportation services.    During his time at CME Consulting, he consulted primarily on mining projects in Africa. Mr. Hayes’s 40 years of experience in the mining industry led to our conclusion that he should be serving as a member of our Board of Directors.

LINDA LAMB, AGE 60

Ms. Lamb has served as our Secretary, Treasurer and a Director since our inception on September 14, 2009.  She also served as our President from our inception on September 14, 2009 until July 30, 2010.  In 2006, Ms. Lamb retired from a career as a controller in the Personnel Department at Bell Canada, where she worked from 1998 until 2006.  In 1985, Ms. Lamb received her Bachelor of Science degree from the University of Toronto.  Ms. Lamb’s background as a controller and her desire to work in the mining industry and work with Mr. Hayes led to our conclusion that she should be serving as a member of our Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Other than our officers and directors, we currently have no other significant employees.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

						Non-Equity
Name and						Incentive	Nonqualified
Principal				Stock	Option	Plan	Deferred	All Other
Position	Year	Salary($)	Bonus($)	Awards($)	Awards($)	Compensation($)	Compensation($)	Compensation($)	Total($)
Edward Hayes (1)	2011	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0

Linda Lamb (2)	2011	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0
_____
(1) President and a Director.
(2) Secretary, Treasurer and a Director.

None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior mineral exploration companies.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any of its officers and directors.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of June 30, 2011:
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)
Edward Hayes	0	0	0	0	0	0	0

Linda Lamb	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 6 , 2011, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,750,000 shares of our common stock issued and outstanding as of December 6 , 2011. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

	Name and Address	Number of Shares
Title of Class	of Beneficial Owner	Owned Beneficially	Percent of Class Owned

Common Stock:	Mr. Edward Hayes, President and Director	2,500,000	37%
	Director (1)

Common Stock:	Ms. Linda Lamb, Secretary, Treasurer and	2,500,000	37%
	Director (1)

All executive officers and directors as a group		5,000,000	74%
___________
(1)	c/o Cassidy Ventures Inc., #358 - 315 Place d’Youville, Montreal, Quebec, Canada H2Y 0A4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 2009, we offered and sold 2,500,000 shares of common stock to each of Edward Hayes and Linda Lamb, both officers and directors of the Company, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000. The offering was made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

LBB & Associates Ltd., LLP, Certified Public Accountants is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

CASSIDY VENTURES INC.

INDEX TO FINANCIAL STATEMENTS

LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Cassidy Ventures, Inc.
(An Exploration Stage Company)
Carson City, Nevada

We have audited the accompanying balance sheets of Cassidy Ventures, Inc. (the “Company”) as of June 30, 2011 and 2010, and the related statements of operations, stockholders' equity, and cash flows for the year ended June 30, 2011 and the periods from September 14, 2009 (Inception) through June 30, 2011 and 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cassidy Ventures, Inc. as of June 30, 2011 and 2010, and the results of its operations and its cash flows for the year ended June 30, 2011 and the periods from September 13, 2009 (Inception) through June 30, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2012 raise substantial doubt about its ability to continue as a going concern. The 2011 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
September 19, 2011

CASSIDY VENTURES INC.
(An Exploration Stage Company)
Balance Sheets

	June 30, 2011	June 30, 2010

ASSETS

Current Assets
Cash and cash equivalents	$39,379	$47,480
Total current assets	39,379	47,480
Other Assets
Mining Claim	5,888	-
Total other assets	5,888	-

TOTAL ASSETS	$45,267	$47,480

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$5,055	$-
Loan from shareholder	20	-
Total current liabilities	5,075	-

TOTAL LIABILITIES	$5,075	$-

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value, 75,000,000 shares authorized; 6,750,000 shares issued and outstanding at June 30, 2011 and June 30, 2010 respectively	6,750	6,750
Additional paid-in capital	72,250	54,250
Deficit accumulated during exploration stage	(38,808)	(13,520)
TOTAL STOCKHOLDERS' EQUITY	40,192	47,480

TOTAL LIABILITITES & STOCKHOLDERS' EQUITY	$45,267	$47,480

See notes to financial statements

CASSIDY VENTURES INC.
(An Exploration Stage Company)
Statements of Operations

		Inception	Inception
		September 14, 2009	September 14, 2009
	Year Ended	Through	Through
	June 30, 2011	June 30, 2010	June 30, 2011

Operating Costs

Management Fees and Rent	$18,000	$13,500	$31,500
General and Administative	7,288	20	7,308

Total Operating Costs	25,288	13,520	38,808

Net Loss	$(25,288)	$(13,520)	$(38,808)

Basic and diluted earnings per share	$(0.00)	$(0.00)

Weighted average number of
common shares outstanding, basic and diluted	6,750,000	4,223,836

See notes to financial statements

CASSIDY VENTURES INC.
(An Exploration Stage Company)
Statement of Stockholder's Equity

				Deficit
		Common		Accumulated
	Common	Stock	Additional	During
	Stock	Amount	Paid-in Capital	Exploration Stage	Total

Stock issued to founders for cash	5,000,000	$5,000	$-	$-	$5,000
Stock issued for cash	1,750,000	1,750	40,750	-	42,500
Donated services	-	-	13,500	-	13,500
Net loss	-	-	-	(13,520)	(13,520)
Balance, June 30, 2010	6,750,000	6,750	54,250	(13,520)	47,480
Donated services	-	-	18,000	-	18,000
Net loss	-	-	-	(25,288)	(25,288)
Balance, June 30, 2011	6,750,000	$6,750	$72,250	$(38,808)	$40,192

See notes to financial statements

CASSIDY VENTURES INC.
(An Exploration Stage Company)
Statements of Cash Flows

		Inception	Inception
		September 14, 2009	September 14, 2009
	Year Ended	Through	Through
	June 30, 2011	June 30, 2010	June 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,288)	$(13,520)	$(38,808)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Donated services	18,000	13,500	31,500
Changes in operating assets and liabilities:
Accounts payable	5,055	-	5,055
Net cash used in operating activities	(2,233)	(20)	(2,253)

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of mining claim	(5,888)	-	(5,888)
Net cash used in investing activities	(5,888)	-	(5,888)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shareholder loans	20	-	20
Issuance of common stock for cash	-	47,500	47,500

Net cash provided by financing activities	20	47,500	47,520

Net change in cash	(8,101)	47,480	39,379

Cash and cash equivalents at beginning of period	47,480	-	-

Cash and cash equivalents at end of period	$39,379	$47,480	$39,379

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for :

Interest	$-	$-	$-

Income Taxes	$-	$-	$-

See notes to financial statements

Cassidy Ventures, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
June 30, 2011 and 2010

NOTE 1   ORGANIZATION AND DESCRIPTION OF BUSINESS

Cassidy Ventures, Inc. (the “Company”) was incorporated in the State of Nevada on September 14,, 2009, and its year-end is June 30.  The Company is “An Exploration Stage Company” as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 91 5 , Development Stage Entities. The Company has acquired mineral properties located in the Thunder Bay mining district, Province of Ontario, Canada but has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the properties will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying properties, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements and to complete the development of the properties and upon future profitable production or proceeds from the sale thereof.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting and are presented in United States Dollars.

Basic Earnings (loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share.  ASC 260 specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding.  Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Cassidy Ventures, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
June 30, 2011 and 2010

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Property Costs

The Company has been in the exploration stage since its formation on September 14, 2009 and has not yet realized any revenues from its planned operations. All exploration expenditures are expensed as incurred.  Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360 Property, Plant and Equipment.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results  from  the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Cassidy Ventures, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
June 30, 2011 and 2010

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss).

Fair Value of Financial Instruments

The carrying amount of cash and current liabilities approximates fair value due to the short maturity of these instruments. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study of the Company’s commitments to plan of action based on the then known facts.

Stock Based Compensation

The Company records stock-based compensation using the fair value method of valuing stock options and other equity-based compensation issued. The Company has not granted any stock options since its inception. Accordingly, no stock-based compensation has been recorded.

Start-Up expenses

As a start-up company, the costs associated with start-up activities are expensed as incurred. Accordingly, start-up costs associated with the Company’s formation have been included in the Company’s general and administrative expenses for the period from September 14, 2009 (inception) through June 30, 2011.

Cassidy Ventures, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
June 30, 2011 and 2010

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09 which is included in the Codification under ASC 855, Subsequent Events (“ASC 855”).  This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and became effective for interim and annual reporting periods beginning January 1, 2010.  The adoption of this guidance did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, Fair Value Measurements and Disclosures (“ASC 820”).  This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements.  The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and became effective for interim and annual reporting periods beginning January 1, 2010.  The adoption of this guidance did not have a material impact on the Company’s financial statements.

FASB Accounting Standards Codification — Effective for interim and annual periods ending after September 15, 2009, the FASB has defined a new hierarchy for U.S. GAAP and established the FASB Accounting Standards Codification (ASC) as the sole source for authoritative guidance to be applied by nongovernmental entities. The adoption of the ASC changes the manner in which U.S. GAAP guidance is referenced, but it does not have any impact on our financial position or results of operations.

In August 2009, the FASB issued ASU No. 2009-05, “Measuring Liabilities at Fair Value,” or ASU 2009-05, which amends ASC 820 to provide clarification of a circumstances in which a quoted price in an active market for an identical liability is not available. A reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities (or similar liabilities when traded as assets) and/or 2) a valuation technique that is consistent with the principles of ASC 820. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption of this ASU did not have an impact on the Company’s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Cassidy Ventures, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
June 30, 2011 and 2010

NOTE 3   GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $38,808 as at June 30, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or private placement of common stock. There is no guarantee that the Company will be able to raise any capital through any type of offering.

NOTE 4   RELATED PARTY TRANSACTIONS

The officer of the Company could become involved in other business activities as they become available.  This could create a conflict between the Company and the other business interests.  The Company has not formulated a policy for the resolution of such a conflict should one arise.

Loan from shareholder represents a loan from a related party.  As of June 30, 2011 the loan balance is $20.

NOTE 5   INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes and (b) net operating costs carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverably taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized as it is not determined likely to be realized.

The provision for refundable Federal income tax consists of the following for the periods ending:

	June 30, 2011	June 30, 2010
Federal income tax benefit attributable to:
Net operating loss	$8,600	$4,600
Less, change in valuation allowance	$(8,600)	$(4,600)
Net benefit	-	-

	June 30, 2011	June 30, 2010
The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount as follows
Deferred tax attributed:
Net operating loss carryover	$13,200	$4,600
Less valuation allowance	(13,200)	(4,600)
Net Deferred Tax Asset	$-	$-

On June 30, 2011 the Company had an unused net operating loss carry-forward of approximately $38,800 that is available to offset future taxable income; the loss carry-forward will start to expire in 2030.  Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

Cassidy Ventures, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
June 30, 2011 and 2010

NOTE 6    MINERAL PROPERTY

On June 17, 2011, the Company paid $5,888 for the property acquisition of claim # 4256860 in the Thunder Bay mining district, Ontario, Canada.

NOTE 7   EQUITY TRANSACTIONS

On October 16, 2009 the Company issued 5,000,000 shares of common stock at $0.001 per share, par value, to the founders of the Company for net cash proceeds of $5,000.

Between September 30 and November 12, 2009 the Company issued 750,000 shares of common stock at $0.01 per share to various investors, for net cash proceeds of $7,500.

Between February 23 and March 26, 2010, the Company issued 500,000 shares of common stock at $0.01 per share to various investors, for net cash proceeds of $5,000.

Between April 22 and May 28, 2010 the Company issued 400,000 shares of common stock at $0.05 per share, to various investors for net cash proceeds of $20,000.

On June 25, 2010 the Company issued 100,000 shares of common stock at $0.10 per share to two investors for net cash proceeds of $10,000.

As of June 30, 2011 and 2010 the Company had 6,750,000 shares of common stock issued and outstanding.

NOTE 8   SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after June 30, 2011 up through the date these financial statements were available for issuance, September 19, 2011.  During this period, the Company did not have any material recognizable subsequent events.

CASSIDY VENTURES INC.
(An Exploration Stage Company)
Balance Sheets

	September 30, 2011	June 30, 2011
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$34,313	$39,379
Total current assets	34,313	39,379
Other Assets
Mining Claim	5,888	5,888
Total other assets	5,888	5,888

TOTAL ASSETS	$40,201	$45,267

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$3,341	$5,055
Loan from shareholder	20	20
Total current liabilities	3,361	5,075

TOTAL LIABILITIES	$3,361	$5,075

STOCKHOLDERS' EQUITY

75,000,000 shares authorized; 6,750,000 shares issued and outstanding at September 30, 2011 and June 30, 2011 respectively	6,750	6,750
Additional paid-in capital	76,750	72,250
Deficit accumulated during exploration stage	(46,660)	(38,808)
TOTAL STOCKHOLDERS' EQUITY	36,840	40,192

TOTAL LIABILITITES & STOCKHOLDERS' EQUITY	$40,201	$45,267

CASSIDY VENTURES INC.
(An Exploration Stage Company)
Statements of Operations
(Unaudited)

			Inception
	Three Months	Three Months	September 14, 2009
	Ended	Ended	Through
	September 30, 2011	September 30, 2010	September 30, 2011

Operating Costs

Management Fees and Rent	$4,500	$4,500	$36,000
General and Administative	3,352	426	10,660

Total Operating Costs	7,852	4,926	46,660

Net Loss	$(7,852)	$(4,926)	$(46,660)

Basic earnings per share	$(0.00)	$(0.00)

Weighted average number of
common shares outstanding	6,750,000	6,750,000

CASSIDY VENTURES INC.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)

			Inception
	Three Months	Three Months	September 14, 2009
	Ended	Ended	Through
	September 30, 2011	September, 2010	September 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,852)	$(4,926)	$(46,660)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Donated services	4,500	4,500	36,000
Accounts payable	(1,714)	-	3,341
Changes in operating assets and liabilities:
Net cash used in operating activities	(5,066)	(426)	(7,319)

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of mining claim	-	-	(5,888)
Net cash used in investing activities	-	-	(5,888)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shareholder loans	-	-	20
Issuance of common stock for cash	-	-	47,500

Net cash provided by financing activities	-	-	47,520

Net change in cash	(5,066)	(426)	34,313

Cash and cash equivalents at beginning of period	39,379	47,480	-

Cash and cash equivalents at end of period	$34,313	$47,054	$34,313

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :

Interest	$-	$-	$-

Income Taxes	$-	$-	$-

cassidy Ventures, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
September 30, 2011
(Unaudited)

NOTE 1   NATURE OF OPERATIONS

Cassidy Ventures, Inc. (the “Company”) was incorporated in the State of Nevada on September 14, 2009, and its year-end is June 30.  The Company is in the exploration stage with no revenues and limited operating history.

The accompanying unaudited interim financial statements of Cassidy Ventures, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (SEC) and should be read in conjunction with the audited financial statements and notes thereto contained in the Companys Form S-1 Registration Statement filed with the SEC.  In the opinion of management, all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements, for fiscal 2011, as reported, have been omitted.

NOTE 2   GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $46,660 as at September 30, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or private placement of common stock. There is no guarantee that the Company will be able to raise any capital through any type of offering.

PROSPECTUS

CASSIDY VENTURES INC.

1,750,000 SHARES OF
COMMON STOCK
TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2012 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS DECEMBER 6 , 2011

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.
Amount
Item	(US$)
SEC Registration Fee	$20.31
Transfer Agent Fees	1,000.00
Legal Fees	5,000.00
Accounting Fees	5,000.00
Printing Costs	500.00
Miscellaneous	1,000.00
TOTAL	$12,520.31

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers.  Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration.

On October 16, 2009, we offered and sold 2,500,000 shares of common stock to each of Edward Hayes and Linda Lamb, both officers and directors of the Company, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000. The offering was made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

Between September 30 and November 12, 2009, we offered and sold 750,000 shares of our common stock to 15 persons, at a purchase price of $0.01 per share, for aggregate proceeds of $7,500.  The offering was made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

Between February 23 and March 26, 2010, we offered and sold 500,000 shares of our common stock to 10 persons, at a purchase price of $0.01 per share, for aggregate proceeds of $7,500.  The offering was made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

Between March 28 and April 22, 2010, we offered and sold 400,000 shares of our common stock to 10 persons, at a purchase price of $0.05 per share, for aggregate proceeds of $20,000.  The offering was made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On June 25, 2010, we offered and sold 100,000 shares of our common stock to 2 persons, at a purchase price of $0.10 per share, for aggregate proceeds of $10,000.  The offering was made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of LBB & Associates Ltd., LLP, Certified Public Accountants
23.3	Consent of Fladgate Exploration Consulting (1)
_______
(1)  Incorporated by reference to the Registrant’s Form S-1 (File No. 333-176939), filed with the Commission on September 21, 2011.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Province of Quebec, Canada, on December 6 , 2011.

CASSIDY VENTURES INC. (Registrant)

By:	/s/ Edward Hayes
Name: Edward Hayes,
Title: President and Director
(Principal Executive Officer)

By:	/s/ Linda Lamb
Name: Linda Lamb,
Title: Secretary, Treasurer
(Principal Accounting Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Hayes, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Cassidy Ventures Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Edward Hayes
Edward Hayes	President and Director (Principal Executive Officer)	December 6 , 2011

/s/ Linda Lamb	Secretary, Treasurer and Director	December 6 , 2011
Linda Lamb	(Principal Accounting Officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of LBB & Associates Ltd., LLP, Certified Public Accountants
23.3	Consent of Fladgate Exploration Consulting (1)
______
(1)  Incorporated by reference to the Registrant’s Form S-1 (File No. 333-176939), filed with the Commission on September 21, 2011.